Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports Second Quarter 2020 Results

WESTFORD, Mass., July 28, 2020 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended June 27, 2020.

Second Quarter 2020 Financial Highlights

•	Bookings decreased 24% to $133 million.

•	Revenue decreased 14% to $153 million.

•	GAAP diluted EPS decreased 30% to $1.00.

•	Adjusted diluted EPS decreased 25% to $1.06.

•	Net income decreased 29% to $12 million.

•	Adjusted EBITDA decreased 19% to $27 million and represented 17.4% of revenue.

•	Operating cash flow was $22 million.

•	Our balance sheet remains healthy and our liquidity position is solid.

Note: Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Despite challenging circumstances, our workforce around the world continues to perform exceptionally well to meet the needs and expectations of our customers,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “While second quarter revenue was weaker year-over-year, especially given a difficult comparable period and pandemic-related challenges, our cash flow and healthy balance sheet continue to be a source of strength. Our operating cash flow was $22 million for the second quarter, down three percent from the prior year, while our free cash flow increased to $21 million.

“Our parts and consumables revenue made up 64 percent of our second quarter revenue and that aspect of our business continues to provide a relatively stable revenue stream. Our parts and consumables support the production of essential items found in health care facilities and grocery stores and in packaging shipped directly to consumers and businesses. They also support the requirements of critical infrastructure such as housing, highway construction and road repair, and other basic societal needs.

“Strategic acquisitions continue to be an important part of our growth strategy and today we announced our acquisition of a leading North American industrial automation and controls solution provider completed in the second quarter. This acquisition will help us enhance and expand our smart connected product offerings around the world.”

Second Quarter 2020 compared to 2019
Revenue decreased 14 percent to $152.9 million compared to $177.2 million in 2019. Organic revenue was down 12 percent, which excludes an acquisition and a two percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 43.5 percent compared to 42.0 percent in 2019.

GAAP diluted earnings per share (EPS) decreased 30 percent to $1.00 compared to $1.42 in 2019. Adjusted diluted EPS decreased 25 percent to $1.06 compared to $1.42 in 2019. Adjusted diluted EPS in 2020 excludes $0.03 of restructuring costs and $0.03 of acquisition costs. Adjusted diluted EPS in 2019 excludes $0.10 of amortization expense from acquired profit in inventory and backlog and an $0.11 discrete tax benefit related to the exercise of employee stock options. Adjusted EBITDA decreased 19 percent to $26.6 million compared to $32.7 million in 2019. Cash flow from operations decreased three percent to $22.0 million compared to $22.6 million in 2019.

Bookings decreased 24 percent to $133.0 million compared to $174.0 million in 2019. Organic bookings were down 21 percent, which excludes an acquisition and a two percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“Our decentralized structure and global footprint combined with our strong aftermarket business have provided stability in this environment,” Mr. Powell continued. “We were pleased with the solid execution by our divisions, resulting in $21 million of free cash flow for the second quarter further strengthening our liquidity position. Looking ahead, we expect the third quarter will be our weakest quarter of the year and are anticipating an improvement in business activity in the fourth quarter assuming economies continue to re-open and consumer demand strengthens. However, given the current uncertainty surrounding the timing of the recovery in markets around the world, we will not be providing guidance at this time. Despite this, the underlying fundamentals of our markets and our business remain strong.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, July 29, 2020, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 4880692. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until August 28, 2020.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the second quarter of 2020 included a $4.0 million unfavorable foreign currency translation effect and $0.2 million from an acquisition. Revenue in the first six months of 2020 included a $6.5 million unfavorable foreign currency translation effect and $0.2 million from an acquisition. We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, or none at all.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.4 million in 2020.

•	Pre-tax restructuring costs of $0.5 million in 2020.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $1.5 million in 2019.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2020.

•	After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $1.2 million ($1.5 million net of tax of $0.3 million) in 2019.

•	A discrete tax benefit of $1.2 million in 2019.

Free cash flow is calculated as cash flow from operations less:

•	Capital expenditures of $0.9 million in 2020 and $2.0 million in 2019.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.4 million in 2020 and $0.8 million in 2019.

•	Pre-tax restructuring costs of $0.5 million in 2020.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $4.8 million in 2019.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2020 and $0.7 million ($0.8 million net of tax of $0.1 million) in 2019.

•	After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $3.7 million ($4.8 million net of tax of $1.1 million) in 2019.

•	A discrete tax benefit of $1.2 million in 2019.

Free cash flow is calculated as cash flow from operations less:

•	Capital expenditures of $3.6 million in 2020 and $4.1 million in 2019.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue	$152,860	$177,165	$311,987	$348,481
Costs and Operating Expenses:
Cost of revenue	86,412	102,794	177,216	203,595
Selling, general, and administrative expenses	45,073	48,467	90,665	97,786
Research and development expenses	2,798	2,762	5,874	5,383
Restructuring costs	456	—	456	—
	134,739	154,023	274,211	306,764
Operating Income	18,121	23,142	37,776	41,717
Interest Income	37	59	88	115
Interest Expense	(1,931)	(3,573)	(4,390)	(7,077)
Other Expense, Net	(31)	(99)	(63)	(198)
Income Before Provision for Income Taxes	16,196	19,529	33,411	34,557
Provision for Income Taxes	4,474	3,128	9,033	7,091
Net Income	11,722	16,401	24,378	27,466
Net Income Attributable to Noncontrolling Interest	(115)	(97)	(240)	(262)
Net Income Attributable to Kadant	$11,607	$16,304	$24,138	$27,204

Earnings per Share Attributable to Kadant:
Basic	$1.01	$1.46	$2.11	$2.44
Diluted	$1.00	$1.42	$2.09	$2.38

Weighted Average Shares:
Basic	11,482	11,194	11,457	11,164
Diluted	11,552	11,448	11,530	11,416

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	June 27, 2020	June 27, 2020	June 29, 2019	June 29, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$11,607	$1.00	$16,304	$1.42
Adjustments for the Following:
Restructuring Costs, Net of Tax	332	0.03	—	—
Acquisition Costs, Net of Tax	297	0.03	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (f,g)	20	—	1,158	0.10
Discrete Tax Items	—	—	(1,235)	(0.11)
Adjusted Net Income and Adjusted Diluted EPS (a)	$12,256	$1.06	$16,227	$1.42

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	Six Months Ended		Six Months Ended
	June 27, 2020	June 27, 2020	June 29, 2019	June 29, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,138	$2.09	$27,204	$2.38
Adjustments for the Following:
Restructuring Costs, Net of Tax	332	0.03	—	—
Acquisition Costs, Net of Tax	297	0.03	699	0.06
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (f,g)	26	—	3,671	0.32
Discrete Tax Items	—	—	(1,235)	(0.11)
Adjusted Net Income and Adjusted Diluted EPS (a)	$24,793	$2.15	$30,339	$2.66

	Three Months Ended			Increase (Decrease) Excluding Acquisition and FX (a,c)
Revenue by Segment (b)	June 27, 2020	June 29, 2019	Increase (Decrease)
Flow Control	$51,365	$65,273	$(13,908)	$(11,784)
Industrial Processing	65,673	76,396	(10,723)	(9,387)
Material Handling	35,822	35,496	326	641
	$152,860	$177,165	$(24,305)	$(20,530)

	Six Months Ended		Decrease	Increase (Decrease) Excluding Acquisition and FX (a,c)
	June 27, 2020	June 29, 2019
Flow Control	$108,514	$126,417	$(17,903)	$(14,469)
Industrial Processing	130,382	148,670	(18,288)	(16,069)
Material Handling	73,091	73,394	(303)	373
	$311,987	$348,481	$(36,494)	$(30,165)

	Three Months Ended		Decrease	Increase (Decrease) Excluding Acquisition and FX (a,c)
Revenue by Geography (d)	June 27, 2020	June 29, 2019
North America	$88,718	$98,667	$(9,949)	$(9,082)
Europe	37,916	43,813	(5,897)	(4,890)
Asia	16,237	23,696	(7,459)	(6,845)
Rest of World	9,989	10,989	(1,000)	287
	$152,860	$177,165	$(24,305)	$(20,530)

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	Six Months Ended		Decrease	Increase (Decrease) Excluding Acquisition and FX (a,c)
	June 27, 2020	June 29, 2019
North America	$182,541	$199,543	$(17,002)	$(16,040)
Europe	73,930	82,798	(8,868)	(6,779)
Asia	32,145	40,774	(8,629)	(7,500)
Rest of World	23,371	25,366	(1,995)	154
	$311,987	$348,481	$(36,494)	$(30,165)

				Decrease Excluding Acquisition and FX (c)
	Three Months Ended		Decrease
Bookings by Segment (b)	June 27, 2020	June 29, 2019
Flow Control	$49,361	$60,694	$(11,333)	$(9,287)
Industrial Processing	53,144	75,008	(21,864)	(20,604)
Material Handling	30,471	38,258	(7,787)	(7,504)
	$132,976	$173,960	$(40,984)	$(37,395)
				Decrease Excluding Acquisition and FX (c)

	Six Months Ended		Decrease
	June 27, 2020	June 29, 2019
Flow Control	$117,105	$125,429	$(8,324)	$(4,759)
Industrial Processing	118,982	154,079	(35,097)	(33,077)
Material Handling	72,506	78,064	(5,558)	(4,948)
	$308,593	$357,572	$(48,979)	$(42,784)

	Three Months Ended		Six Months Ended
Business Segment Information (b)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Gross Margin:
Flow Control	53.5%	51.0%	53.2%	51.0%
Industrial Processing	40.9%	39.4%	39.7%	39.2%
Material Handling	33.8%	30.9%	34.7%	30.1%
	43.5%	42.0%	43.2%	41.6%

Operating Income:
Flow Control	$10,260	$15,133	$23,590	$28,117
Industrial Processing	10,639	13,869	20,075	25,723
Material Handling	3,593	1,259	7,727	1,990
Corporate	(6,371)	(7,119)	(13,616)	(14,113)
	$18,121	$23,142	$37,776	$41,717

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Adjusted Operating Income (a,e):
Flow Control	$10,716	$15,133	$24,046	$28,117
Industrial Processing	11,074	13,869	20,510	25,723
Material Handling	3,593	2,782	7,735	7,664
Corporate	(6,371)	(7,119)	(13,616)	(14,113)
	$19,012	$24,665	$38,675	$47,391

Capital Expenditures:
Flow Control	$337	$707	$1,158	$1,178
Industrial Processing	211	807	1,675	2,170
Material Handling	283	415	681	748
Corporate	80	46	83	47
	$911	$1,975	$3,597	$4,143

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cash Provided by Operations	$22,039	$22,612	$28,208	$32,488
Less: Capital Expenditures	(911)	(1,975)	(3,597)	(4,143)
Free Cash Flow (a)	$21,128	$20,637	$24,611	$28,345

Depreciation and Amortization Expense	$7,576	$8,310	$15,174	$16,541

Balance Sheet Data			June 27, 2020	December 28, 2019
Assets
Cash, Cash Equivalents, and Restricted Cash			$60,949	$68,273
Accounts Receivable, net			89,393	95,740
Inventories			109,663	102,715
Unbilled Revenue			10,444	13,162
Property, Plant, and Equipment, net			82,242	86,032
Intangible Assets			167,314	173,896
Goodwill			337,993	336,032
Other Assets			57,294	63,537
			$915,292	$939,387
Liabilities and Stockholders' Equity
Accounts Payable			$39,922	$45,852
Debt Obligations			277,525	294,717
Other Borrowings			5,622	6,308
Other Liabilities			151,864	165,431
Total Liabilities			474,933	512,308
Stockholders' Equity			440,359	427,079
			$915,292	$939,387

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	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a,b)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Consolidated
Net Income Attributable to Kadant	$11,607	$16,304	$24,138	$27,204
Net Income Attributable to Noncontrolling Interest	115	97	240	262
Provision for Income Taxes	4,474	3,128	9,033	7,091
Interest Expense, Net	1,894	3,514	4,302	6,962
Other Expense, Net	31	99	63	198
Operating Income	18,121	23,142	37,776	41,717
Restructuring Costs	456	—	456	—
Acquisition Costs	407	—	407	843
Acquired Backlog Amortization (f)	28	284	36	1,282
Acquired Profit in Inventory (g)	—	1,239	—	3,549
Adjusted Operating Income (a)	19,012	24,665	38,675	47,391
Depreciation and Amortization	7,548	8,026	15,138	15,259
Adjusted EBITDA (a)	$26,560	$32,691	$53,813	$62,650

Adjusted EBITDA Margin (a,h)	17.4%	18.5%	17.2%	18.0%

Flow Control
Operating Income	$10,260	$15,133	$23,590	$28,117
Restructuring Costs	456	—	456	—
Adjusted Operating Income (a)	10,716	15,133	24,046	28,117
Depreciation and Amortization	1,579	1,608	3,165	3,194
Adjusted EBITDA (a)	$12,295	$16,741	$27,211	$31,311

Adjusted EBITDA Margin (a,h)	23.9%	25.6%	25.1%	24.8%

Industrial Processing
Operating Income	$10,639	$13,869	$20,075	$25,723
Acquisition Costs	407	—	407	—
Acquired Backlog Amortization (f)	28	—	28	—
Adjusted Operating Income (a)	11,074	13,869	20,510	25,723
Depreciation and Amortization	3,126	3,238	6,287	6,482
Adjusted EBITDA (a)	$14,200	$17,107	$26,797	$32,205

Adjusted EBITDA Margin (a,h)	21.6%	22.4%	20.6%	21.7%

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Material Handling
	Operating Income	$3,593	$1,259	$7,727	$1,990
	Acquisition Costs	—	—	—	843
	Acquired Backlog Amortization (f)	—	284	8	1,282
	Acquired Profit in Inventory (g)	—	1,239	—	3,549
	Adjusted Operating Income (a)	3,593	2,782	7,735	7,664
	Depreciation and Amortization	2,795	3,115	5,592	5,458
	Adjusted EBITDA (a)	$6,388	$5,897	$13,327	$13,122

	Adjusted EBITDA Margin (a,h)	17.8%	16.6%	18.2%	17.9%

Corporate
	Operating Loss	$(6,371)	$(7,119)	$(13,616)	$(14,113)
	Depreciation and Amortization	48	65	94	125
	EBITDA (a)	$(6,323)	$(7,054)	$(13,522)	$(13,988)

(a)	Represents a non-GAAP financial measure.

(b)	Reflects our new reportable operating segments announced on April 22, 2020. Prior period information has been recast to conform to the current period presentation.

(c)
Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,700 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 28, 2019 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; health epidemics; changes to government regulations and policies around the world; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; cyclical economic conditions affecting the global mining industry; development and use of digital media; currency fluctuations; demand for coal, including economic and environmental risks associated with coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; compliance with government regulations and policies and compliance with laws; implementation of our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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